Exhibit 99.3

CONSENT OF PIPER JAFFRAY & CO.

We hereby consent to the inclusion of our opinion letter dated September 23, 2005 as Annex C to, and to the reference thereto under the captions “SUMMARY—Reasons for the Merger,” “SUMMARY—Fairness Opinions Received by Corgentech and AlgoRx,” “THE MERGER—Background of the Merger,” “THE MERGER—Corgentech’s Reasons for the Merger” and “THE MERGER—Fairness Opinion Received by Corgentech” in, the Joint Proxy Statement/Prospectus relating to the proposed merger transaction involving Corgentech Inc. and AlgoRx Pharmaceuticals, Inc., which Joint Proxy Statement/Prospectus is a part of the Registration Statement on Form S-4 of Corgentech Inc. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ PIPER JAFFRAY & CO.
PIPER JAFFRAY & CO.

San Francisco, California

October 21, 2005